As filed with the Securities and Exchange Commission on March 15, 2007
Registration No. 333-137044

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 10 to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PHOTOWATT TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Canada	3674	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
Photowatt Technologies Inc.
25 Reuter Drive, Cambridge, Ontario, Canada N3E 1A9
(1-519-650-6505)
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Photowatt Technologies USA Inc.
540-A Silver Creek NW, Albuquerque, New Mexico 87121
(1-505-833-0100)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Christopher J. Cummings	Chris Hewat	Riccardo A. Leofanti	D. Shawn McReynolds
Shearman & Sterling LLP	Blake, Cassels & Graydon LLP	Skadden, Arps, Slate, Meagher & Flom LLP	Davies Ward Phillips & Vineberg LLP
199 Bay Street, Suite 4405	199 Bay Street, Suite 2800	222 Bay Street, Suite 1750	1 First Canadian Place, 44th Floor
Toronto, ON Canada M5L 1E8	Toronto, ON Canada M5L 1A9	Toronto, ON Canada M5K 1J5	Toronto, ON Canada M5X 1B1
      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Offering	Registration
Securities to be Registered	Price(1)	Fee

Common Shares	$213,828,125	$6,565(3)

(1)	Includes common shares that may be purchased by the underwriters pursuant to an over-allotment option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Already paid as part of a $26,750 registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
      This Amendment No. 10 to the Registration Statement on Form F-1 of Photowatt Technologies Inc. (File No. 333-137044) (the “Registration Statement”) is filed solely for the purposes of (i) confirming that Amendment No. 9 to the Registration Statement was filed solely for the purpose of updating Part II of the Registration Statement to add exhibits and that no changes or additions were being made thereby to the prospectus which forms a part of this registration statement and (ii) to revise Part II of the Registration Statement to add Items 6, 7 and 9 to Part II and to update Item 8 by filing an amended version of Exhibit 1.1 to the Registration Statement that includes the schedules and exhibits thereto, with no changes or additions being made to the prospectus which forms a part of this registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers
      We have included in our by-laws provisions to generally eliminate the personal liability of our directors and officers to the full extent permitted by the Canada Business Corporations Act. In addition, our by-laws provide that we are required to advance moneys to pay costs, charges and expenses to our directors and officers as incurred in connection with proceedings against them for which they may be indemnified in advance of a final determination of their entitlement to indemnification. These provisions, however, do not eliminate or limit liability of a director or officer, and will require that a director or officer repay any advanced costs, charges or expenses, if the director or officer (i) did not act honestly and in good faith with a view to our best interest, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, did not have reasonable grounds for believing that his or her conduct was lawful.
      Currently, there is no pending litigation or proceeding where a current or past director, officer or employee is seeking indemnification, nor are we aware of any threatened litigation that may result in claims for indemnification. We have purchased a liability insurance policy covering our directors and officers and the directors and officers of our subsidiaries against liability incurred by, arising from, or against them for certain of their acts, errors or omissions.
      We have entered into indemnification agreements with our directors, executive officers and with certain other officers and employees (including officers and employees of our subsidiaries). The indemnification agreements generally require that we indemnify and hold an indemnitee harmless to the greatest extent permitted by law for liabilities arising out of the indemnitee’s service to us as a director, officer or employee, if the indemnitee acted honestly and in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests and, with respect to criminal and administrative actions or proceedings that are enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defense expenses by us.
      ATS has also entered into indemnification agreements with our directors and certain of our executive officers. Under these indemnification agreements, ATS has agreed to indemnify and hold an indemnitee harmless, on substantially the same terms as contained in the indemnification agreements that we have entered into with our directors, officers and employees, for liabilities arising out of the indemnitee’s service to us as a director or officer prior to the completion of this offering.
      The form of underwriting agreement to be filed herewith as Exhibit 1.1 is expected to contain provisions by which the underwriters agree to indemnify us, each person who controls us within the meaning of the U.S. Securities Act of 1933, as amended, and each of our officers and directors, with respect to information furnished by the underwriters for use in this Registration Statement.
      Reference is made to Item 9 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the U.S. Securities Act of 1933.

Item 7.	Recent Sales of Unregistered Securities
      The Registrant was incorporated on July 10, 2006 under the Canada Business Corporations Act. Between its formation and the present, the Registrant has issued 341 common shares for C$1,001 to ATS Automation Tooling Systems Inc., pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933.

Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

1.1		Form of Underwriting Agreement

3	.1**	Form of Articles of Incorporation of the Registrant to be adopted prior to the completion of this offering

3	.2**	Form of by-laws of the Registrant to be adopted prior to the completion of this offering

3	.3**	Certificate of Amendment and Articles of Amendment

4	.1**	Specimen certificate for common shares of the Registrant

4	.2**	Form of Shareholder Agreement

5	.1**	Opinion of Blake, Cassels & Graydon LLP as to the validity of the securities being offered

10	.1**	Form of Master Separation Agreement

10	.2**	Form of Master Supply Agreement

10	.3**	Form of Transitional Services Agreement

10	.4**	Form of Registration Rights Agreement

10	.5**	Employment Agreement of Silvano Ghirardi

10	.6**	Employment Agreement of David L. Adams

10	.7**	Employment Agreement of Gary J. Seiter

10	.8**	Employment Agreement of Jean-Louis Dubien

10	.9**	Stock Option Plan

10	.10**	Directors’ Deferred Stock Unit Plan

10	.11**	Executive Performance Share Unit Plan

10	.12**	Short-term Incentive Plan

10	.13**	Form of Share Transfer Agreement No. 1

10	.14**	Form of Share Transfer Agreement No. 2

10	.15**	Form of Share Transfer Agreement No. 3

10	.16**	Form of Share Transfer Agreement No. 4

10	.17**	Form of Asset Transfer Agreement

10	.18**	Form of Lease Agreement

10	.19**	Form of Indemnification Agreement from ATS

10	.20**	Amendment to Employment Agreement of Silvano Ghirardi

10	.21**	Form of Indemnification Agreement from Photowatt

10	.22**	Form of Debt Repayment and Conversion Agreement

21	.1**	Subsidiaries of the Registrant

23	.1**	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto)

23	.2**	Consent of KPMG LLP

24	.1**	Powers of Attorney

**	Previously filed.

(b)	Financial Statement Schedules
None

Item 9.	Undertakings
      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the U.S. Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the U.S. Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the U.S. Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) It will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the U.S. Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment no. 10 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Province of Ontario, on March 15, 2007.

PHOTOWATT TECHNOLOGIES INC.

By:	/s/ SILVANO GHIRARDI

	Name:	Silvano Ghirardi
	Title:	President and Chief Executive Officer and Director

      Pursuant to the requirements of the U.S. Securities Act of 1933, this amendment no. 10 to the registration statement has been signed by the following persons on March 15, 2007 in the capacities indicated.

	Name	Title

By:	* Silvano Ghirardi	President and Chief Executive Officer (principal executive officer) and Director

By:	* David L. Adams	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

By:	* Robert M. Franklin	Director — Chairman

By:	/s/ GERALD R. BEARD Gerald R. Beard	Director

By:	* Ronald J. Jutras	Director

By:	* Kirk Mandy	Director

By:	* Stewart McCuaig	Director

By:	* C. Ian Ross	Director

By:	* John W. Sheridan	Director

By:	* Wayne S. Hill	Director

*By:	/s/ SILVANO GHIRARDI Silvano Ghirardi Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
      Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, the undersigned has caused this amendment no. 10 to the registration statement to be signed solely in the capacity as the duly authorized representative of Photowatt Technologies Inc. in the United States, in the City of Cambridge, Province of Ontario on March 15, 2007.

Photowatt Technologies USA Inc.

(Authorized U.S. Representative)

By:	/s/ GERALD R. BEARD

	Name:	Gerald R. Beard
	Title:	Chief Financial Officer

EXHIBIT INDEX

1.1		Form of Underwriting Agreement

3	.1**	Form of Articles of Incorporation of the Registrant to be adopted prior to the completion of this offering

3	.2**	Form of by-laws of the Registrant to be adopted prior to the completion of this offering

3	.3**	Certificate of Amendment and Articles of Amendment

4	.1**	Specimen certificate for common shares of the Registrant

4	.2**	Form of Shareholder Agreement

5	.1**	Opinion of Blake, Cassels & Graydon LLP as to the validity of the securities being offered

10	.1**	Form of Master Separation Agreement

10	.2**	Form of Master Supply Agreement

10	.3**	Form of Transitional Services Agreement

10	.4**	Form of Registration Rights Agreement

10	.5**	Employment Agreement of Silvano Ghirardi

10	.6**	Employment Agreement of David L. Adams

10	.7**	Employment Agreement of Gary J. Seiter

10	.8**	Employment Agreement of Jean-Louis Dubien

10	.9**	Stock Option Plan

10	.10**	Directors’ Deferred Stock Unit Plan

10	.11**	Executive Performance Share Unit Plan

10	.12**	Short-term Incentive Plan

10	.13**	Form of Share Transfer Agreement No. 1

10	.14**	Form of Share Transfer Agreement No. 2

10	.15**	Form of Share Transfer Agreement No. 3

10	.16**	Form of Share Transfer Agreement No. 4

10	.17**	Form of Asset Transfer Agreement

10	.18**	Form of Lease Agreement

10	.19**	Form of Indemnification Agreement from ATS

10	.20**	Amendment to Employment Agreement of Silvano Ghirardi

10	.21**	Form of Indemnification Agreement from Photowatt

10	.22**	Form of Debt Repayment and Conversion Agreement

21	.1**	Subsidiaries of the Registrant

23	.1**	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto)

23	.2**	Consent of KPMG LLP

24	.1**	Powers of Attorney

**	Previously filed.